AMENDMENT TO UNCONDITIONAL TENDER OF AUTOCORP

                           PREFERRED AND COMMON STOCK

         This Amendment to Unconditional Tender of AutoCorp Preferred and Common Stock (the "Amendment") is made and entered into by and between AutoCorp Equities, Inc. ("AutoCorp") and AutoPrime, Inc. ("AutoPrime"), effective December 31, 1999.

                                    RECITALS:
                                    ---------


A. As a part of the "Transaction" described in a certain "Master Agreement" dated December 30, 1998, to which reference is hereby made, AutoPrime released AutoCorp from $1,787,709.11 of "repurchase obligation".

B. As a part of the same Master Agreement, AutoPrime released AutoCorp from $2,000,000.00 of additional "repurchase obligations" owed by Consumer Investment Company ("CIC") and Lenders Liability Company, Inc. ("LLCI") to AutoPrime and guaranteed by AutoCorp.

C. As an adjunct to the Transaction, AutoPrime released AutoCorp from $125,000.00 of principal indebtedness and $137,044 of accrued interest due to AutoPrime on a certain $3,000,000.00 promissory note executed by AutoCorp, CIC and LLCI (defined in paragraph 3, of the Master Agreement) and dated effective October 31, 1997.

D. In consideration of the foregoing, AutoCorp made an unconditional tender (the "Tender") to AutoPrime of the following shares of AutoCorp's authorized Series A Preferred and Common Stock (collectively, the "Shares"):

          (a)  1,787,709 shares of Series A Preferred Stock (re: Recital A).

          (b) 1,290,776 shares of Series A Preferred Stock and 1,091,113 shares of Common Stock (re: Recital B).

          (c)  262,044 shares of Series A Preferred Stock (re: Recital C).

E. The foregoing were memorialized in that certain Unconditional Tender of AutoCorp Preferred and Common Stock effective December 30, 1998 (the "Unconditional Tender").



                       AMENDMENT TO UNCONDITIONAL TENDER:
                       ----------------------------------

           In consideration of the premises, and the mutual agreements and covenants of the parties hereto, the parties agree as follows:






AMENDMENT TO UNCONDITIONAL TENDER                                         Page 1

1. AutoPrime shall accept the Tender of all the Shares if AutoPrime shall have received approvals, satisfactory to AutoPrime's counsel, from the Office of Thrift Supervision and/or all other governmental regulatory agencies having authority over and supervision of entities (like AutoPrime) which are controlled by regulated financial institutions, with respect to the ownership by such entities of securities issued by public or private corporations (the "Approval").

2. Neither AutoPrime, nor its designee, may accept tender of all or part of the Shares until such time, as (i) the Approval is received, or (ii) such Approval is not legally required, or (iii) AutoPrime, in its sole discretion, may designate.

3. If, by January 1, 2001, AutoPrime has not accepted any part or all of the Shares, or if AutoCorp, upon AutoPrime's acceptance of the tender, fails or refuses to issue and deliver any part or all of the tendered Shares, then AutoPrime's release of AutoCorp debt (described in Recitals A, B and C above) shall be rescinded by AutoPrime to the extent (pro rata by number of shares and by category) that tendered Shares are not timely received by AutoPrime. All of such unreleased debt shall, upon written demand by AutoPrime to AutoCorp, become immediately due and payable, along with interest thereon at the rate of 8% per annum from December 31, 1998, until paid in full.

4. Except as amended by this Amendment, the Unconditional Tender shall continue unchanged and shall remain in full force and effect.

        Executed effective December 31, 1999.


                AUTOCORP EQUITIES, INC.



                By:  /s/ Charles Norman
                     -------------------
                         Charles Norman,
                         President




                AUTOPRIME, INC.



                By:  /s/ Robert A. Baker
                     -------------------
                         Robert A. Baker,
                         President








AMENDMENT TO UNCONDITIONAL TENDER                                         Page 2